Exhibit 10.2

EXECUTION VERSION

August 2, 2020

PERSONAL AND CONFIDENTIAL

The Men’s Wearhouse, Inc.

6100 Stevenson Boulevard

Fremont, California 94538

Attention: Dinesh Lathi

Superpriority Senior Secured Debtor-In-Possession ABL Facility
Commitment Letter

Ladies and Gentlemen:

Tailored Brands, Inc., The Men’s Wearhouse, Inc. and Moores The Suit People Corp. (collectively, “Tailored”, “you” or “your”) have (i) advised the parties listed on the signature pages hereto as Commitment Parties (each, a “Commitment Party” and, collectively, the “Commitment Parties”, “we”, “us” or “our”), that Tailored and certain of its subsidiaries (the “Subsidiary Debtors” and, collectively with Tailored, the “Debtors”), are considering filing voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”), and (ii) in connection with the foregoing, requested that the Commitment Parties agree to commit to provide a $500,000,000 superpriority secured debtor-in-possession credit facility for Tailored under Sections 364(c) and 364(d) of the Bankruptcy Code (the “DIP Facility”) subject solely to the conditions set forth in Section 5 below and in Article IV of the Form DIP Credit Agreement (as defined below). The DIP Facility will convert, subject solely to the satisfaction of the applicable conditions precedent set forth in the section titled “Conditions Precedent to the Conversion Date” in the Exit Facility Term Sheet (as defined in the Form DIP Credit Agreement), to a senior secured, asset based revolving credit facility on the Conversion Date (as defined in Form DIP Credit Agreement) (the “Exit Revolving Facility”), which terms and conditions will be memorialized in a credit agreement that will govern the Exit Revolving Facility substantially on the terms set forth in the Exit Facility Term Sheet. Unless otherwise specified herein, all references to “$” shall refer to U.S. dollars. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Form DIP Credit Agreement.

1.                   Commitment.

To provide assurance that the DIP Facility and the Exit Revolving Facility shall be available on the terms and conditions set forth herein and in the Form DIP Credit Agreement and the Exit Facility Term Sheet, as applicable, each Commitment Party (in such capacity, an “Initial Lender”) is pleased to advise Tailored of its commitment (the “Commitment”) to provide, itself or through one or more funds managed by such Commitment Party, the amount of the DIP Facility and Exit Revolving Facility, each as set forth on Schedule 1 hereto, on the terms set forth in the form Senior Secured Super-Priority Debtor-In-Possession Credit Agreement attached hereto as Exhibit A (the “Form DIP Credit Agreement”, and together with this letter, the “Commitment Letter”), subject solely to the conditions set forth in Section 5 below, in Article IV of the Form DIP Credit Agreement and the section titled “Conditions Precedent to the Conversion Date” in the Exit Facility Term Sheet that are applicable to the relevant facility. It is understood and agreed that the commitments of the Commitment Parties under this Commitment Letter shall be several and not joint.

2.                   Syndication.

You hereby appoint JPMorgan Chase Bank, N.A. (“JPMCB”) (in such capacity, the “Lead Arranger”) to act, and the Lead Arranger hereby agrees to act, as sole lead arranger and sole bookrunner for the DIP Facility and the Exit Revolving Facility upon the terms set forth in this Commitment Letter.

It is agreed that (a) JPMCB shall serve as sole administrative agent (in such capacity, the “Administrative Agent”) and collateral agent under the DIP Facility and the Exit Revolving Facility (in such capacities, the “Agents”) and (b) JPMCB shall appear on the “left” of all marketing and other materials in connection with the DIP Facility and the Exit Revolving Facility and will have the rights and responsibilities customarily associated with such name placement. No other arrangers, bookrunners, managers, agents or co-agents with respect to the DIP Facility or the Exit Revolving Facility will be appointed unless you and JPMCB so agree. Notwithstanding, anything to the contrary herein, Tailored shall not be prohibited from obtaining additional commitments or modifying such commitments as appropriate with respect to the Exit Revolving Facility such that the aggregate amount of commitments under the Exit Revolving Facility is not in excess of $430,000,000 and awarding arranger, bookrunner, manager, agent or co-agent titles in connection therewith.

The Lead Arranger reserves the right, prior to, on or after the Effective Date to syndicate all or a portion of the Initial Lenders’ commitments hereunder to one or more banks or other financial institutions reasonably acceptable to you (such acceptance not to be unreasonably withheld, delayed, conditioned or denied) that will become parties to the Form DIP Credit Agreement pursuant to syndications to be managed by the Lead Arranger and reasonably satisfactory to you (the banks, financial institutions or other institutional lenders and investors becoming parties to the Form DIP Credit Agreement, together with the Initial Lenders, being collectively referred to as the “Lenders”); provided that, notwithstanding the Lead Arranger’s right to syndicate the DIP Facility and receive commitments with respect thereto and except as provided herein, (i) no Initial Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund any portion of the DIP Facility on the Effective Date, subject to the satisfaction (or waiver) of the conditions set forth in Section 5 below and in Article IV of the Form DIP Credit Agreement and its obligation to convert into the Exit Revolving Facility on the Conversion Date, subject to the satisfaction (or waiver) of the conditions set forth in the section titled “Conditions Precedent to the Conversion Date” in the Exit Facility Term Sheet) in connection with any syndication, assignment or participation of the DIP Facility, including its commitments hereunder in respect thereof, until after the Effective Date has occurred, (ii) no assignment or novation by any Initial Lender shall become effective as between you and such Initial Lender with respect to all or any portion of such Initial Lender’s commitments in respect of the DIP Facility until after the occurrence of the Effective Date and (iii) unless you otherwise agree in writing, each Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the DIP Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Effective Date has occurred.

From the date hereof until the Effective Date, you agree to actively assist the Lead Arranger in completing a syndication reasonably satisfactory to us and you. Such assistance shall be limited to (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) facilitating direct contact (which meetings may take place remotely through electronic platforms mutually agreed upon) between appropriate senior management and advisors of Tailored and prospective Lenders, in all cases at reasonable times and frequencies to be mutually agreed upon, (c) the hosting, with the Lead Arranger, of no more than one meeting with prospective Lenders at times to be mutually agreed (which meetings may take place remotely through electronic platforms mutually agreed upon) and (d) as set forth in the next paragraph, assisting in the preparation of materials to be used in connection with the syndication.

You hereby acknowledge that (a) the Lead Arranger will make available, on a confidential basis, such information, projections and other offering and marketing materials and presentations to be used in connection with the syndication of the DIP Facility (such information, projections, other offering and marketing materials and presentations, collectively, the “Information Materials”) to the proposed syndicate of Lenders by posting the Information Materials on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Lead Arranger to be its electronic transmission system and (b) certain prospective Lenders may be “public side” Lenders (i.e., Lenders that have personnel that do not wish to receive material non-public information (within the meaning of the United States federal and state securities laws, “MNPI”) with respect to you, and your subsidiaries, the respective securities of any of the foregoing or the transactions contemplated hereby and who may be engaged in investment and other market-related activities with respect to such entities’ securities). At the reasonable request of the Lead Arranger, you agree to assist in the preparation of a version of the information package and presentation consisting exclusively of information and documentation that is (a) publicly available (or customarily contained in any “public side” confidential information memorandum for senior secured bank facilities) or (b) not material with respect to you or any of your subsidiaries or any of your securities for purposes of United States Federal and state securities laws assuming such laws are applicable to you or your subsidiaries (all such information and documentation being “Public Lender Information” and with any information and documentation that is not Public Lender Information being referred to herein as “Private Lender Information”). It is understood that in connection with your assistance described above, customary authorization letters will be included in the Information Materials that (i) authorize the distribution of such information to prospective Lenders and confirm to the Lead Arranger that the public version of the Information Materials does not include Private Lender Information about you or your securities, (ii) contain an information representation consistent in form and substance with the information representation set forth in Section 3 hereof and (iii) contain customary language exculpating us, our affiliates, you and your affiliates with respect to any liability related to the use of the contents of such marketing material by the recipients thereof in violation of applicable securities laws.

You acknowledge and agree that nothing in this Commitment Letter or the nature of our services or in any prior relationship will be deemed to create an advisory, fiduciary or agency relationship between any Commitment Party, any Agent, the Lead Arranger or their respective affiliates, on the one hand, and you, your equity holders or your affiliates, on the other hand, and you waive, to the fullest extent permitted by law, any claims you may have against any Commitment Party, the Lead Arranger, any Agent or their respective affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with this Commitment Letter or the transactions contemplated hereby, and agree that no Commitment Party, the Lead Arranger, the Agents or affiliates of any of the foregoing will have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including your equity holders, employees or creditors. You acknowledge that the transactions contemplated hereby (including the exercise of rights and remedies hereunder) are arms’-length commercial transactions and that we, the Lead Arranger and the Agents are acting as principal and in our own respective best interests. You are relying on your own experts and advisors to determine whether the transactions contemplated hereby are in your best interests and are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated hereby. In addition, you acknowledge that we, the Lead Arranger and the Agents may employ the services of our respective affiliates in providing certain services hereunder and may exchange with such affiliates information concerning Tailored and other companies that may be the subject of the transactions contemplated hereby and such affiliates will be entitled to the benefits afforded to us and the Agents hereunder; provided, that any such affiliates receiving information concerning Tailored and other companies in accordance with this paragraph shall be subject to the same confidentiality obligations provided for in this Commitment Letter (with each Commitment Party responsible for its affiliates’ compliance with this paragraph).

3.                   Information.

You hereby represent and warrant that (a) all written information concerning you and your subsidiaries and your and their respective business (other than financial projections, estimates, forecasts and budgets and other forward-looking information (collectively, the “Projections”) and information of a general economic or industry specific nature) (the “Information”) that has been or will be made available to us or any of our respective affiliates by or on behalf of you is or will be, when furnished and to the best of your knowledge, complete and correct in all material respects, when taken as a whole, and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements are made (after giving effect to the updates provided for in the antepenultimate sentence of this Section 3) and (b) the Projections that have been or will be made available to us or any of our affiliates by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made and at the time the related Projections are made available to us or any of our affiliates (it being acknowledged that (i) such Projections are merely a prediction as to future events and are not to be viewed as facts, (ii) such Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, (iii) the actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and (iv) no guarantee or assurance can be given that the projected results will be realized). In particular, where Projections expressly or implicitly take into account the current market volatility and widespread impact of the COVID-19 outbreak, the extent of the impact of these developments on the Debtors’ and their subsidiaries’ operational and financial performance will depend on future developments, including the duration and spread of the outbreak and related governmental advisories and restrictions, and the impact of the COVID-19 outbreak on overall demand for the Debtors’ and their subsidiaries’ products and services, all of which are outside of the control of the Debtors or their subsidiaries, highly uncertain and cannot be predicted. You agree that if, at any time prior to the later of (A) the Effective Date and (B) the date the DIP Facility has been syndicated, any of the representations, warranties and covenants in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations, warranties and covenants were being made, at such subsequent time, then you will promptly supplement the Information and the Projections so that such representations, warranties and covenants would be correct in material respects; provided, for the avoidance of doubt, there will be no requirement to update previously delivered Projections to reflect new assumptions so long as the assumptions were reasonable at the time made and made available to us or any of our affiliates and any such update shall be deemed to have cured any breach of such representation if such representation is true after giving effect to such update. The accuracy of the foregoing representations and warranties, whether or not cured, shall not be a condition to the obligations of the Commitment Parties hereunder or the availability of the DIP Facility or the Exit Revolving Facility. You understand that in arranging and syndicating the DIP Facility we may use and rely on the Information and Projections without independent verification thereof.

4.                   Fees.

As consideration for the Initial Lenders’ commitments hereunder, Tailored agrees to pay (or cause to be paid) the fees as set forth in the fee letter dated as of the date hereof, between Tailored and the Initial Lenders (the “Lender Fee Letter”). As consideration for the Lead Arranger’s agreements to structure and arrange the DIP Facility and the Exit Revolving Facility, Tailored agrees to pay (or cause to be paid) the fees as set forth in the fee letter dated as of the date hereof, between Tailored and the Lead Arranger (the “Arranger Fee Letter” and, together with the Lender Fee Letter, the “Fee Letters”).

5.                   Conditions.

The Commitment Parties’ Commitments and agreements hereunder in respect of the DIP Facility are subject solely to (i) the entry of the Interim Order (as defined in the Form DIP Credit Agreement) by the Court on or before the date that is five (5) days after the Petition Date seeking to approve the DIP Facility and (ii) the satisfaction (or waiver) of the conditions precedent set forth in the sections of Article IV of the Form DIP Credit Agreement on and as of the Effective Date. There are no conditions (implied or otherwise) to the Commitments hereunder in respect of the DIP Facility, and there will be no conditions (implied or otherwise) to the availability of the DIP Facility on the Effective Date, including compliance with the terms of this Commitment Letter, the Fee Letters or the Form DIP Credit Agreement, other than those that are expressly stated or referenced in this Section 5. The Commitment Parties’ Commitments and agreements hereunder in respect of the Exit Revolving Facility are subject solely to the satisfaction (or waiver) of the conditions precedent set forth in the section titled “Conditions Precedent to the Conversion Date” in the Exit Facility Term Sheet (as defined in the Form DIP Credit Agreement). There are no conditions (implied or otherwise) to the Commitments hereunder in respect of the Exit Revolving Facility, and there will be no conditions (implied or otherwise) to the availability of the Exit Revolving Facility on the Conversion Date, including compliance with the terms of this Commitment Letter, the Fee Letters or the Exit Facility Term Sheet, other than those that are expressly stated or referenced in this Section 5.

6.                   Indemnification and Expenses.

You agree to (a) indemnify and hold harmless each Commitment Party, the Lead Arranger and the Agents, their respective affiliates and their and their affiliates’ officers, directors, employees, agents, attorneys, accountants, advisors (including investment managers and advisers), consultants, representatives, controlling persons, members and permitted successors and assigns (each, a “Protected Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several (“Losses”) to which any such Protected Person may become subject arising out of or in connection with this Commitment Letter, the DIP Facility, the Exit Revolving Facility, the use of proceeds thereof or any claim, litigation, investigation or proceeding relating to any of the foregoing, and to (b) reimburse each Commitment Party from time to time within ten (10) Business Days of receipt of their reasonable demand by presentation of a summary statement, for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with the Cases, the DIP Facility, the Exit Revolving Facility, the enforcement of this Commitment Letter, the definitive documentation for the DIP Facility and the Exit Revolving Facility, and any ancillary documents and security arrangements in connection therewith, but no other third-party financial advisors (other than Berkeley Research Group as financial advisor to the Initial Lender) without your prior written consent; provided, that the foregoing indemnity will not, as to any Protected Person, apply to Losses to the extent (a) they are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from such Protected Person’s (i) gross negligence, bad faith, fraud or willful misconduct or (ii) material breach of its obligations under this Commitment Letter, or (b) they relate to a dispute solely among Protected Persons and not arising out of any act or omission of the Debtors or any of their respective subsidiaries (other than any claim, litigation, investigation or proceeding against any Agent or the Lead Arranger in their respective capacities or in fulfilling their applicable role as such).

None of you, the other Debtors, any of your or their respective subsidiaries, we nor any other Protected Person will be responsible or liable to one another for any indirect, special, punitive or consequential damages which may be alleged as a result of or arising out of, or in any way related to, the DIP Facility, the Exit Revolving Facility, the enforcement of this Commitment Letter, the definitive documentation for the DIP Facility and the Exit Revolving Facility, or any ancillary documents and security arrangements in connection therewith; provided that your indemnity and reimbursement obligations under this Section 6 shall not be limited by this sentence to the extent any Protected Person is required to make actual payments in respect of such damages to third parties.

7.                   Assignments, Amendments.

This Commitment Letter shall not be assignable by you or us without the prior written consent of the other parties hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto, the Protected Persons and with respect to Section 2, Section 6 and this Section 7, the Administrative Agent, and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto, the Protected Persons and with respect to Section 2 and Section 6 and this Section 7, the Administrative Agent. Notwithstanding anything set forth in this Section 7 to the contrary, each Commitment Party may assign all or a portion of its Commitment to other banks, financial institutions, or institutional lenders and investors solely in connection with the syndication of the DIP Facility pursuant to Section 2 above (subject to the terms and conditions set forth therein). This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Commitment Parties and you.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission (including E-Signature) shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the DIP Facility and Exit Revolving Facility may be transmitted through the internet, e-mail or similar electronic transmission systems and that neither any Commitment Party nor any Agent, nor any of their respective affiliates, shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner.

This Commitment Letter and the attachments hereto, including the Form DIP Credit Agreement and the Exit Facility Term Sheet, together with the Fee Letters, supersedes all prior understandings, whether written or oral, between us with respect to the DIP Facility and the Exit Revolving Facility.

8.                   Governing Law, Etc.; Jurisdiction.

THIS COMMITMENT LETTER, THE FEE LETTERS AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER OR THE FEE LETTERS (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE) AND THE BANKRUPTCY CODE.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof and the Court, in any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters, the DIP Facility or the Exit Revolving Facility, and agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, or, to the extent applicable, the Court; provided that suit for the recognition or enforcement of any judgment obtained in any such court may be brought in any other court of competent jurisdiction, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters, the DIP Facility or the Exit Revolving Facility in any New York State court, in any such Federal court or in Court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

You hereby agree that you shall not bring any suit, action, proceeding, claim or counterclaim under this Commitment Letter, the Fee Letters or with respect to the transactions contemplated hereby or thereby in any court other than such New York State court or Federal Court of the United States of America sitting in the Borough of Manhattan in New York City or in the Court. Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

9.                   Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTERS OR THE PERFORMANCE OF SERVICES HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.               Confidentiality.

This Commitment Letter is delivered to Tailored on the understanding that neither this Commitment Letter, the Fee Letters nor any of terms or substance of the foregoing shall be disclosed, directly or indirectly, to any other person or entity without prior consent except (a) to you and your officers, directors, employees, legal counsel, accountants, financial advisors, existing and prospective holders of indebtedness and their respective affiliates, representatives, officers, directors and legal counsel, in each case, who are involved in the consideration of the financing transactions contemplated hereby who have been informed by you of the confidential nature of this Commitment Letter and the Fee Letters and have agreed to treat such information confidentially, (b) you may disclose this Commitment Letter and the Lender Fee Letter (but not the Arranger Fee Letter) to the Term Loan Lenders (as defined in the Form DIP Credit Agreement), the Term Agent (as defined in the Form DIP Credit Agreement) and their respective representatives and professional advisors on a confidential basis, (c) in any legal, judicial or administrative proceeding or as otherwise required by law or regulation or as requested by a governmental authority (in which case you agree, to the extent not prohibited by law, to inform Commitment Parties promptly in advance thereof), (d) the office of the U.S. Trustee, any ad-hoc or statutorily appointed committee of unsecured creditors, and their respective representatives and professional advisors on a confidential and “need to know” basis, (e) to the Court to the extent required to obtain Court approval in connection with any acts or obligations to be taken pursuant to this Commitment Letter, the Fee Letters or the transactions contemplated hereby, (f) you may publicly file the Commitment Letter (but not the Fee Letters) in order to comply with any public disclosure requirements under the applicable rules of the Securities Exchange Commission, (g) you may disclose the aggregate fee amounts contained in the Fee Letters as part of projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the transactions contemplated hereby to the extent customary or required in offering and marketing materials or in any public filing relating to such transactions, (h) you may disclose this Commitment Letter and the Form DIP Credit Agreement and the Exit Facility Term Sheet in any proxy, public filing, prospectus, offering memorandum, offering circular, syndication materials or other marketing materials relating to the transactions contemplated hereby and any transactions contemplated by the RSA and (i) you may disclose this Commitment Letter, the From DIP Credit Agreement, the Exit Facility Term Sheet, the Fee Letters and the contents hereof and thereof to the extent reasonably necessary in connection with any remedy or enforcement of any right under this Commitment Letter or the Fee Letters.

Each Commitment Party agrees to keep confidential, and not to publish, disclose or otherwise divulge, confidential information with respect to the transactions contemplated hereby or obtained from or on behalf of you or your respective affiliates in the course of the transactions contemplated hereby, except that the Commitment Parties shall be permitted to disclose such confidential information (a) to their affiliates and their and their affiliates’ respective directors, officers, agents, employees, attorneys, accountants and advisors involved in the transactions contemplated hereby on a “need to know” basis and who are made aware of and agree to comply with the provisions of this paragraph, in each case on a confidential basis (with the Commitment Party responsible for such persons’ compliance with this paragraph), (b) on a confidential basis to any bona fide prospective Lender, prospective participant or swap counterparty (in accordance with the terms of the Form DIP Credit Agreement) that agrees to keep such information confidential in accordance with (x) the provisions of this paragraph (or language substantially similar to this paragraph that is reasonably acceptable to you) for your benefit or (y) other customary confidentiality language in a “click-through” arrangement, (c) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case you agree, to the extent not prohibited by law, to inform Commitment Parties promptly in advance thereof), (d) to the extent such information: (i) becomes publicly available other than as a result of a breach of this Commitment Letter, the Fee Letters or other confidentiality obligation owed by such Commitment Party to you or your affiliates or (ii) becomes available to the Commitment Parties on a non-confidential basis from a source other than you or on your behalf that, to such Commitment Party’s knowledge, is not in violation of any confidentiality obligation owed to you or your affiliates, (e) to the extent you shall have consented to such disclosure in writing (which may include through electronic means), (f) as is necessary in protecting and enforcing the Commitment Parties’ rights with respect to this Commitment Letter and/or the DIP Facility, (g) to the extent independently developed by such Commitment Party or its affiliates without reliance on confidential information, (h) with respect to the existence and contents of the Form DIP Credit Agreement, in consultation with you, to the rating agencies and (i) with respect to the existence and contents of the Commitment Letter and the DIP Facility, to market data collectors or similar service providers in connection with the arrangement, administration or management of the DIP Facility and to industry trade organizations where such information with respect to the DIP Facility is customarily included in league table measurements. The parties’ obligations under this Section shall terminate automatically to the extent superseded by the confidentiality provision in the Form DIP Credit Agreement upon the effectiveness thereof and, in any event, will terminate one year from the date hereof.

11.               Miscellaneous.

The Commitment Parties hereby notify Tailored that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”), it and its affiliates are required to obtain, verify and record information that identifies Tailored, each other Debtor, which information includes names, addresses, tax identification numbers and other information that will allow Commitment Parties and its affiliates to identify Tailored and each other Debtor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for Commitment Parties and its affiliates.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the definitive documentation for the DIP Facility and the Exit Revolving Facility by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the availability of the DIP Facility and Exit Revolving Facility is subject solely to the conditions precedent expressly set forth in Section 5 hereof.

If the foregoing correctly sets forth our agreement, please indicate Tailored’s acceptance of the terms of this Commitment Letter by returning to the Commitment Parties executed counterparts of this Commitment Letter not later than 11:59 p.m., New York City time, on August 2, 2020. This offer will automatically expire at such time if the Commitment Parties have not received such executed counterparts in accordance with the preceding sentence. This Commitment Letter and the Commitments and agreements hereunder shall automatically terminate on the earlier of (i) the Effective Date and (ii) unless the Commitment Parties shall, in their sole discretion, agree in writing to an extension (which agreement may be evidenced by email of counsel), the date that is 10 calendar days after the Petition Date, unless prior to such time the Interim Order shall have been entered into by the Court. Notwithstanding the immediately preceding sentence, Section 4 above, as well as the indemnification and expenses, confidentiality, absence of advisory or fiduciary relationships, syndication, information, jurisdiction, governing law and waiver of jury trial provisions contained herein shall remain in full force and effect in accordance with their terms notwithstanding the termination of this Commitment Letter or the Commitment Parties’ Commitments hereunder; provided that your obligations under this Commitment Letter, other than those pursuant to Section 4 and with respect to the syndication and confidentiality, shall automatically terminate and be superseded by the applicable provisions in the Form DIP Credit Agreement, in each case, to the extent covered thereby, upon the initial funding on the Effective Date, and you shall be released from all liability in connection therewith at such time.

[Signature Pages follow]

The Commitment Parties are pleased to have been given the opportunity to assist Tailored and the other Debtors in connection with the DIP Facility and the Exit Revolving Facility.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jon Eckhouse
Name: Jon Eckhouse
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By:	/s/ Auggie Marchetti
Name: Auggie Marchetti
Title: Authorized Officer

BANK OF AMERICA, N.A.

By:	/s/ Andrew Cerussi
Name: Andrew Cerussi
Title: SVP

WELLS FARGO BANK, N.A.

By:	/s/ Brendan Hogan
Name: Brendan Hogan
Title: Assistant Vice President

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Mark J. Hattling
Name: Mark J. Hattling
Title: Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Herbert M. Kidd II
Name: Herbert M. Kidd II
Title: Senior Vice President

REGIONS BANK

By:	/s/ Bruce Kasper
Name: Bruce Kasper
Title: Managing Director

Signature page to Commitment Letter

Accepted and agreed to as of August 2, 2020:

tailored brands, Inc.

By:	/s/ Dinesh Lathi
	Name:	Dinesh Lathi
	Title:	Chief Executive Officer

the men’s wearhouse, inc.

By:	/s/ Dinesh Lathi
	Name:	Dinesh Lathi
	Title:	Chief Executive Officer

MOORES THE SUIT PEOPLE CORP.

By:	/s/ Dinesh Lathi
	Name:	Dinesh Lathi
	Title:	Chief Executive Officer

Signature page to Commitment Letter

Schedule 1

LENDER COMMITMENTS

DIP Facility Commitments

Lender	U.S. Commitment	Canadian Commitment
JPMorgan Chase Bank, N.A.	$102,272,727.28	N/A
JPMorgan Chase Bank, N.A., Toronto Branch	N/A	$11,363,636.36
Bank of America, N.A.	$102,272,727.28	N/A
Bank of America, N.A. (acting through its Canada Branch),	N/A	$11,363,636.36
Wells Fargo Bank, N.A.	$102,272,727.28	N/A
Wells Fargo Capital Finance Corporation Canada	N/A	$11,363,636.36
U.S. Bank, National Association	$57,272,727.27	N/A
U.S. Bank, National Association, Canada Branch	N/A	$6,363,636.37
Fifth Third Bank, National Association	$57,272,727.27	N/A
Fifth Third Bank, National Association, operating through its Canadian branch	N/A	$6,363,636.37
Regions Bank	$28,636,363.62	N/A
Regions Bank (operating through its Canadian Branch)	N/A	$3,181,818.18
TOTAL	$450,000,000.00	$50,000,000.00

Exit Revolving Facility Commitments

Lender	Aggregate U.S. and Canadian Commitment
JPMorgan Chase Bank, N.A.	$97,727,272.73
Bank of America, N.A.	$97,727,272.73
Wells Fargo Bank, N.A.	$97,727,272.73
U.S. Bank, National Association	$54,727,272.73
Fifth Third Bank, National Association	$54,727,272.73
Regions Bank	$27,363,636.35
TOTAL	$430,000,000.00

Exhibit A

FORM DIP CREDIT AGREEMENT

(See Attached)